Exhibit 99.1
Reports Second Quarter Results Exceeding Guidance and Continued Progress on Transformation

•Delivers Q2 net sales and adjusted earnings per share results above guidance
•Second quarter net sales of $1.5 billion, down 2.3%. Earnings per diluted share of $0.58; Adjusted earnings per diluted share of $0.62
•Delivered growth in Direct net sales, supported by ongoing enhancements to the digital experience over the past year
•Raises full-year 2026 earnings per diluted share guidance to $3.13 to $3.33; adjusted earnings per diluted share guidance to $2.60 to $2.80 and narrows net sales guidance to a decline between 4% to 2.5%
COLUMBUS, Ohio –August 26, 2026 – Bath & Body Works, Inc. (NYSE: BBWI) today reported second quarter 2026 results.
Daniel Heaf, chief executive officer of Bath & Body Works, commented, “Our second-quarter results exceeded our sales and earnings per share guidance. Underlying business trends remain pressured, but we are seeing further evidence that elements of the Consumer First Formula are beginning to work. We delivered sequential improvement in Body Care, stronger AUR on new product innovation, improved brand discoverability, and continued momentum across our marketplace partnerships.”
“Additionally, this quarter marks the first direct net sales growth since 2021. The investments we've made over the past year are strengthening the customer proposition through a more seamless and engaging shopping experience, and these improvements are resonating with consumers.”
Heaf, continued, “These proof points strengthen our confidence in the strategy, but we remain in the early stages of the transformation. Our priority remains improving the trajectory of the business while continuing to build the product, brand and marketplace capabilities that we believe will position Bath & Body Works for sustainable, durable growth in 2027.”
Second Quarter 2026 Results
The company reported net sales of $1,514 million for the quarter ended August 1, 2026, a decrease of 2.3% compared to net sales of $1,549 million for the quarter ended August 2, 2025.
Earnings per diluted share were $0.58 for the second quarter of 2026 compared to $0.30 last year. Second quarter operating income was $216 million compared to $157 million last year, and net income was $118 million compared to $64 million last year.
Reported second quarter 2026 results included aggregate pre-tax costs of $9 million ($7 million after tax) associated with business transformation activities. Excluding this item, adjusted earnings per diluted share was $0.62, adjusted operating income was $225 million and adjusted net income was $125 million.
Reported second quarter 2025 results included pre-tax costs of $15 million ($14 million after-tax) associated with the transition of certain members of the leadership team. Excluding this item, adjusted earnings per diluted share was $0.37, adjusted operating income was $172 million and adjusted net income was $78 million.
Reported and adjusted second quarter 2026 results included approximately $80 million of tariff refunds received in the quarter. Excluding the refund benefit, second quarter 2026 adjusted earnings per diluted share would have been $0.31.
At the conclusion of this press release is a reconciliation of reported‐to‐adjusted results, including a description of the adjusted items.
2026 Guidance
The company is narrowing its full-year 2026 guidance of net sales to decline between 4% to 2.5% compared to $7,291 million in fiscal 2025. The company is also raising its full-year 2026 earnings per diluted share guidance to between $3.13 and $3.33 compared to $3.11 in fiscal 2025 and full-year 2026 adjusted earnings per diluted share guidance to between $2.60 and $2.80, compared to adjusted earnings per diluted share of $3.21 in 2025. There are no share repurchases assumed in our outlook. In fiscal 2026, we now expect to generate free cash flow of approximately $650 million.
For the third quarter of 2026, the company is forecasting net sales to decline between 5% to 2.5% compared to $1,594 million in the third quarter of 2025. Third quarter 2026 earnings per diluted share is expected to be between $0.05 and $0.10, compared to earnings per diluted share of $0.37 in the third quarter of 2025 and third quarter 2026 adjusted earnings per diluted share is expected to be between $0.07 and $0.12 compared to adjusted earnings per diluted share of $0.35 in the third quarter of 2025.
At the conclusion of this press release is a reconciliation of our guidance-to-adjusted guidance, including a description of the adjusted items.
For a reconciliation of our reported GAAP to adjusted non-GAAP earnings per diluted share for fiscal 2025 and the third quarter of 2025, refer to our Annual Report on Form 10-K, filed with the SEC on March 12, 2026, and our Quarterly Report on Form 10-Q, filed with the SEC on November 20, 2025, respectively.
Earnings Call and Additional Information
Bath & Body Works, Inc. will conduct its second quarter earnings call at 8:30 a.m. ET on August 26th. To listen, call 877-407-9219 (international dial-in number: 412-652-1274). For an audio replay, call 877-660-6853 (international replay number: 201-612-7415); access code 13761942 or log onto www.BBWInc.com. A slide presentation has been posted on the company’s Investor Relations website that summarizes certain information in the company‘s prepared remarks from the earnings call as well as some additional facts and figures regarding the company’s operating performance and guidance.
ABOUT BATH & BODY WORKS
Bath & Body Works is a global leader in personal care and home fragrance, driven by the belief that everybody deserves to feel good.
The brand’s beloved and iconic scents are expertly crafted for exceptional performance and a luxury fragrance experience. Formulated with thoughtfully chosen ingredients, Bath & Body Works’ body care products are available in multiple forms including fine fragrance mist, body cream, lotion, eau de parfum, body wash, hand soap, sanitizer and more. The brand’s famous 3-wick candles are made with rich, high-quality fragrance oils layered throughout a premium soy wax base, for up to 45 hours of room-filling fragrance.
Consumers can shop Bath & Body Works anytime and anywhere they choose, from welcoming, in-store experiences at more than 1,900 stores in the U.S. and Canada, 550-plus international locations and select Ulta Beauty stores. Online, consumers can visit bathandbodyworks.com, Amazon and Ulta.com.
Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
We caution that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this press release or made by our Company or our management involve risks and uncertainties and are subject to change based on various factors, many of which are beyond our control. Accordingly, our future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Words such as “estimate,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “potential,” “target,” “goal” and any similar expressions may identify forward-looking statements. There are risks, uncertainties and other factors that in some cases have affected and, in the future, could affect our financial performance and actual results and could cause actual results to differ materially from those expressed or implied in any forward-looking statements included in this report or otherwise made by the Company or our management. These factors can be found in Item 1A. Risk Factors in our 2025 Annual Report on Form 10-K and our subsequent filings.
We are not under any obligation and do not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this press release to reflect circumstances existing after the date of this press release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.
We announce material financial and operational information using our investor relations website, press releases, SEC filings and public conference calls and webcasts. Information about the Company, our business and our results of operations may also be announced by posts on our accounts on social media channels, including the following: Facebook, Instagram, X, LinkedIn, Pinterest, TikTok and YouTube. The information that we post through these social media channels and on our website may be deemed material. As a result, we encourage investors, the media and others interested in the Company to monitor these social media channels in addition to following our investor relations website, press releases, SEC filings and public conference calls and webcasts. The list of social media channels we use may be updated from time to time on our investor relations website.

For further information, please contact:

Bath & Body Works, Inc.:
Luke Long
InvestorRelations@bbw.com

Media Relations
Emmy Beach
Communications@bbw.com

BATH & BODY WORKS, INC.
Second Quarter 2026

Total Sales (In millions):

	Second Quarter			Year-to-Date
	2026	2025	% Change	2026	2025	% Change
Stores - U.S. and Canada (a)	$1,131	$1,196	(5.4%)	$2,194	$2,307	(4.9%)
Direct - U.S. and Canada	275	267	3.0%	521	517	0.8%
International and Other (b)	108	86	24.9%	177	150	18.1%
Total Bath & Body Works	$1,514	$1,549	(2.3%)	$2,892	$2,974	(2.7%)
________________
(a)        Results include fulfilled buy online pick up in store orders.
(b)    Results include royalties associated with franchised stores, as well as international and domestic wholesale sales.

Total Company-operated Stores:

	Stores			Stores
	1/31/2026	Opened	Closed	8/1/2026
United States	1,814	36	(27)	1,823
Canada	113	1	—	114
Total Bath & Body Works	1,927	37	(27)	1,937

Total Partner-operated Stores:

	Stores			Stores
	1/31/2026	Opened	Closed	8/1/2026
International	536	25	(2)	559
International - Travel Retail	37	—	—	37
Total International (a)	573	25	(2)	596
________________
(a)        Includes store locations only and does not include kiosks, shop-in-shops, gondola or beauty counter locations.

BATH & BODY WORKS, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In millions, except per share amounts)

	Second Quarter		Year-to-Date
	2026	2025	2026	2025
Net Sales	$1,514	$1,549	$2,892	$2,974
Costs of Goods Sold, Buying and Occupancy	(822)	(909)	(1,613)	(1,687)
Gross Profit	692	640	1,279	1,287
General, Administrative and Store Operating Expenses	(476)	(483)	(832)	(920)
Operating Income	216	157	447	367
Interest Expense	(63)	(68)	(132)	(139)
Other Income, Net	11	6	15	13
Income Before Income Taxes	164	95	330	241
Provision for Income Taxes	(46)	(31)	(29)	(72)
Net Income	$118	$64	$301	$169

Net Income per Diluted Share	$0.58	$0.30	$1.49	$0.79

Weighted Average Diluted Shares Outstanding	202	211	202	213

BATH & BODY WORKS, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
(Unaudited)
(In millions)

	August 1, 2026	August 2, 2025
ASSETS
Current Assets:
Cash and Cash Equivalents	$794	$364
Accounts Receivable, Net	154	131
Inventories	883	977
Easton Assets Held for Sale	81	81
Other	138	153
Total Current Assets	2,050	1,706
Property and Equipment, Net	1,106	1,124
Operating Lease Assets	1,012	984
Goodwill	628	628
Trade Name	165	165
Deferred Income Taxes	108	133
Other Assets	87	74
Total Assets	$5,156	$4,814
LIABILITIES AND EQUITY (DEFICIT)
Current Liabilities:
Accounts Payable	$676	$567
Accrued Expenses and Other	556	541
Current Debt	248	—
Current Operating Lease Liabilities	199	194
Income Taxes	28	1
Total Current Liabilities	1,707	1,303
Deferred Income Taxes	115	23
Long-term Debt	3,366	3,888
Long-term Operating Lease Liabilities	931	912
Other Long-term Liabilities	91	235
Total Equity (Deficit)	(1,054)	(1,547)
Total Liabilities and Equity (Deficit)	$5,156	$4,814

BATH & BODY WORKS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In millions)

	Year-to-Date
	2026	2025
Operating Activities:
Net Income	$301	$169
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Depreciation of Long-lived Assets	120	128
Share-based Compensation Expense	10	18
Loss on Extinguishment of Debt	8	—
Tax Benefit from Resolution of Certain Tax Matters	(62)	—
Changes in Assets and Liabilities:
Accounts Receivable	26	75
Inventories	(185)	(241)
Accounts Payable, Accrued Expenses and Other	191	157
Income Taxes Payable	(56)	(139)
Other Assets and Liabilities	(37)	(22)
Net Cash Provided by Operating Activities	316	145

Investing Activities:
Capital Expenditures	(98)	(93)
Proceeds from Sale of Non-core Asset	8	—
Other Investing Activities	1	(2)
Net Cash Used for Investing Activities	(89)	(95)

Financing Activities:
Payments for Long-term Debt	(289)	—
Repurchases of Common Stock	—	(254)
Dividends Paid	(80)	(85)
Other Financing Activities	(15)	(23)
Net Cash Used for Financing Activities	(384)	(362)

Effects of Exchange Rate Changes on Cash and Cash Equivalents	(2)	2
Net Decrease in Cash and Cash Equivalents	(159)	(310)
Cash and Cash Equivalents, Beginning of Year	953	674
Cash and Cash Equivalents, End of Period	$794	$364

BATH & BODY WORKS, INC.
ADJUSTED FINANCIAL INFORMATION
(Unaudited)
(Dollars in millions, except per share amounts)

	Second Quarter		Year-to-Date
	2026	2025	2026	2025
Reconciliation of Reported Operating Income to Adjusted Operating Income
Reported Operating Income	$216	$157	$447	$367
Interchange Fee Settlements	—	—	(88)	—
Business Transformation Activities	9	—	17	—
Leadership Transition Costs	—	15	—	15
Adjusted Operating Income	$225	$172	$376	$382

Reconciliation of Reported Net Income to Adjusted Net Income
Reported Net Income	$118	$64	$301	$169
Interchange Fee Settlements	—	—	(88)	—
Business Transformation Activities	9	—	17	—
Leadership Transition Costs	—	15	—	15
Loss on Extinguishment of Debt	—	—	8	—
Gain on Sale of Non-core Asset	—	—	(3)	—
Tax Effect of Adjustments	(2)	(1)	17	(1)
Tax Benefit from Resolution of Certain Tax Matters	—	—	(62)	—
Adjusted Net Income	$125	$78	$190	$183

Reconciliation of Reported Net Income per Diluted Share to Adjusted Net Income per Diluted Share
Reported Net Income per Diluted Share	$0.58	$0.30	$1.49	$0.79
Interchange Fee Settlements	—	—	(0.43)	—
Business Transformation Activities	0.05	—	0.09	—
Leadership Transition Costs	—	0.07	—	0.07
Loss on Extinguishment of Debt	—	—	0.04	—
Gain on Sale of Non-core Asset	—	—	(0.02)	—
Tax Effect of Adjustments	(0.01)	(0.01)	0.08	(0.01)
Tax Benefit from Resolution of Certain Tax Matters	—	—	(0.31)	—
Adjusted Net Income per Diluted Share	$0.62	$0.37	$0.94	$0.86

See Notes to Adjusted Financial Information.

BATH & BODY WORKS, INC.
FORECASTED ADJUSTED FINANCIAL INFORMATION
(Unaudited)
(In millions, except per share amounts)

	Third Quarter		Full-Year
	2026		2026
Reconciliation of Forecasted Net Income Per Diluted Share to Forecasted Adjusted Net Income per Diluted Share
	Low	High	Low	High
Forecasted Net Income per Diluted Share	$0.05	$0.10	$3.13	$3.33
Interchange Fee Settlements	—	—	(0.43)	(0.43)
Business Transformation Activities	—	—	0.09	0.09
Loss on Extinguishment of Debt	0.03	0.03	0.07	0.07
Gain on Sale of Non-core Asset	—	—	(0.02)	(0.02)
Tax Effect of Adjustments	(0.01)	(0.01)	0.07	0.07
Tax Benefit from Resolution of Certain Tax Matters	—	—	(0.31)	(0.31)
Forecasted Adjusted Net Income Per Diluted Share	$0.07	$0.12	$2.60	$2.80

				Full-Year
Reconciliation of Forecasted Net Cash Provided by Operating Activities to Forecasted Free Cash Flow				2026
Forecasted Net Cash Provided by Operating Activities				$890
Forecasted Capital Expenditures				(240)
Forecasted Free Cash Flow				$650

See Notes to Adjusted Financial Information.

BATH & BODY WORKS, INC.
NOTES TO ADJUSTED FINANCIAL INFORMATION
(Unaudited)

The adjusted financial information should not be construed as an alternative to the results determined in accordance with generally accepted accounting principles. Further, the company’s definitions of adjusted income information may differ from similarly titled measures used by other companies. Management believes that the presentation of adjusted financial information provides additional information to investors to facilitate the comparison of past and present operations. While it is not possible to predict future results, management believes the adjusted financial information is useful for the assessment of the operations of the company because the adjusted items are not indicative of the company’s ongoing operations due to their size and nature. Additionally, management uses adjusted financial information as key performance measures for the purpose of evaluating performance internally. The adjusted financial information should be read in conjunction with the company’s historical financial statements and notes thereto contained in the company’s Quarterly Reports on Form 10-Q and Annual Report on Form 10-K.
The “Adjusted Financial Information” provided in the attached reflects the following non-GAAP financial measures:
Fiscal 2026
In the second quarter of 2026, adjusted results exclude the following:
•Aggregate pre-tax costs of $9 million ($7 million after tax), included in General, Administrative and Store Operating Expenses, resulting from business transformation activities in connection with the Consumer First Formula;
In the first quarter of 2026, adjusted results exclude the following:
•An $88 million pre-tax gain ($66 million after tax), included as a reduction to General, Administrative and Store Operating Expenses, related to cash proceeds received, net of legal fees, for favorable settlements of payment card interchange fee litigation;
•Aggregate pre-tax costs of $8 million ($6 million after tax), primarily included in General, Administrative and Store Operating Expenses, resulting from business transformation activities in connection with the Consumer First Formula;
•An $8 million pre-tax loss ($6 million after tax), included in Other Income, Net, related to the repurchase and early extinguishment of outstanding debt;
•A $3 million pre-tax gain ($3 million after tax), included in Other Income, Net, related to the sale of a non-core asset; and
•A $62 million tax benefit associated with the resolution of certain tax matters.
The “Forecasted Adjusted Financial Information” provided in the attached reflects the adjusted items referenced above, as well as a $5 million pre-tax loss ($4 million after tax) which will be included in Other Income, Net, related to the repurchase and early extinguishment of outstanding debt completed on August 19, 2026.
Fiscal 2025
In the second quarter of 2025, adjusted results exclude the following:
•Aggregate pre-tax costs of $15 million ($14 million net of tax of $1 million), included in general, administrative and store operating expenses, due to the transition of certain members of the leadership team, primarily related to severance benefits.
There were no adjustments to results in the first quarter of 2025.
Forecasted Free Cash Flow
Our Forecasted Free Cash Flow is defined as Forecasted Net Cash Provided by Operating Activities less our Forecasted Capital Expenditures. Our Forecasted Free Cash Flow is a non-GAAP financial measure which we believe is useful to analyze our anticipated ability to generate cash. Our Forecasted Free Cash Flow calculation may not be comparable to similarly-titled measures reported by other companies. Our Forecasted Free Cash Flow should be evaluated in addition to, and not considered a substitute for, other GAAP financial measures.